UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 2005


                          CHARTWELL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      005-59509                  95-3979080

(State or other jurisdiction of  (Commission File No.)         (IRS Employer
      incorporation)                                         Identification No.)


                          1124 Smith Street, Suite 304
                              Charleston, WV 25301
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (304) 345-8700
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Section 5 - Corporate Governance and Management
-----------------------------------------------

Item 5.02. Departure of Directors, Principal Officers; Election of Directors; Appointment of Principal Officers
            -------------------------------------------------------------------

     (b). Resignation of Chief Executive Officer and Director

     Dr. Janice A. Jones resigned as Chartwell International, Inc.'s (the "Company") Chief Executive Officer and from the Board of Directors of the Company effective October 27, 2005.

     (c). Appointment of Acting President

     Mr. Imre Eszenyi, CFA, was appointed as the Company's Acting President effective October 27, 2005 and will serve until such time the Company is able to secure a replacement. Mr. Eszenyi joined the Board of Directors of the Company in 2005 as Chairman of the Board and currently serves as Vice President of the Company.

     Mr. Eszenyi is the founder and is currently the Managing Partner of Orchestra Finance L.L.P., a London-based independent investment firm, which is authorized and regulated by the Financial Services Authority. Mr. Eszenyi founded the Orchestra Companies in 2001. Previously, he has gained extensive experience in structuring and execution of capital markets and private equity transactions globally while serving in various senior capacities at global investment banking firms. Mr. Eszenyi was with UBS Warburg in the Private Equity Group from 1997 to 2001, Credit Suisse First Boston from 1996 to 1997 and Bankers Trust from 1994 to 1996. Most recently with the Orchestra Finance L.L.P., Mr. Eszenyi was involved in providing financing for fast developing publicly-listed companies, including ThermoGenesis Corp. ("KOOL"), FX Energy, Inc. ("FXEN") and Telkonet, Inc. ("TKO"). Mr. Eszenyi received an M.B.A. from Ohio University, where he was sponsored by the George Soros Foundation, and attended the Janus Pannonius University of Economics. He is a Chartered Financial Analyst and is a member of the Association for Investment Management and Research.

     Mr. Eszenyi has no family relation with any director or officer of the Company.

     (d). Election of Director

     On October 27, 2005 at a regularly scheduled meeting of the Board of Directors of the Company, the Board elected Mr. Andrew Kaufman to fill the vacancy on the Board created by the departure of Dr. Janice A. Jones. Pursuant to the employment agreement that Mr. Kaufman had entered into with the Company on September 8, 2005, the Company agreed to elect Mr. Kaufman to the Board, provided, however, Mr. Kaufman may not be appointed to serve on the compensation, audit, nomination and oversight committees of the Board.

     Mr. Kaufman currently serves as Chief Executive Officer of the Company's wholly owned subsidiary, E-Rail Logistics, Inc. Mr. Kaufman served as Chief Executive Officer, President and was on the Board of Directors of E-Rail Logistics, Inc. and Chief Executive Officer of its parent company, Rail Waste Holdings, LLC from 2004 to


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2005. Prior to founding E-Rail Logistics, Mr. Kaufman was the general partner of
Greenway Properties, L.P., a consulting firm, engaged in the development of waste to energy technology. From 1991 to 2001, Mr. Kaufman was President of Pencor, Inc., a technology development company which advanced environmental technologies from the research stage to commercialization. During this time frame, Pencor acted as general partner of Pencor Biofine, which developed a technology for the conversion of biomass into Levulinic acid, a chemical used in the manufacture of renewable fuels. Mr. Kaufman was co-recipient of the Presidential Green Chemistry award for his work in developing the process for the manufacture of Levulinic Acid from waste. Mr. Kaufman attended Emory University and Long Island University.

     On September 8, 2005, the Company acquired E-Rail Logistics, Inc., a wholly owned subsidiary of Rail Waste Holdings, LLC, a New York limited liability company. At the time of the acquisition, Mr. Kaufman was the Chief Executive Officer and President of E-Rail Logistics, Inc. and Chief Executive Officer of Rail Waste Holdings, LLC, and served on the Board of Directors of E-Rail Logistics, Inc. Mr. Kaufman has an indirect ownership interest in Rail Waste Holdings, LLC through his partnership interest in Greenway Properties, L.P. Simultaneous with the acquisition, the Company entered into a two year employment agreement with Mr. Kaufman, previously filed and disclosed by the Company on Form 8 and Form 8-K/A on September 13, and September 14, 2005, respectively.

     Mr. Kaufman has no family relation with any director or officer of the Company.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CHARTWELL INTERNATIONAL, INC.,
                                  a Nevada Corporation

                                 /s/ Imre Eszenyi
Dated:  October 31, 2005         --------------------------
                                 Imre Eszenyi,
                                 Vice President